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                                                                Exhibit 3.8


                                      BY-LAWS OF

                                B&G ACQUISITION CORP.
                     (Now known as "Bloch & Guggenheimer, Inc.")


1.  OFFICES.

         1.1 REGISTERED OFFICE. The registered office of the corporation in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be the Corporation Trust Company.

         1.2 OTHER OFFICES. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

2.  MEETINGS OF STOCKHOLDERS.

         2.1 PLACE OF MEETINGS. All meetings of the stockholders shall be held in the offices of Reuben & Proctor, 19 South LaSalle Street, Chicago, Illinois, or at such other place, within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         2.2 ANNUAL MEETINGS. Annual meetings of stockholders, commencing with the year 1985, shall be held on the third Monday



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in April of each year, at 11:30 a.m., for the purpose of electing directors and for transacting such other business as may properly be brought before the meeting.

         2.3 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the board of directors or by the president.

         2.4 NOTICE OF MEETINGS. Written notice of the annual meeting of stockholders, stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Written notice of a special meeting of stockholders, stating the place, date and hour of the meeting and the purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         2.5 BUSINESS AT SPECIAL MEETINGS. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting.

         2.6 LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting,



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arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

         2.7 QUORUM AT MEETINGS. Except as otherwise provided by statute or by the certificate of incorporation, a majority of the stock of the corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the stockholders entitled to vote thereat, present in person or


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represented by proxy, shall have power to adjourn the meeting from time to time to another time and place, without notice other than announcement at the meeting of such other time and place. At the adjourned meeting, if a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         2.8 VOTING AND PROXIES. Unless otherwise provided in the certificate of incorporation, and subject to the provisions of Section 6.4 of these By-Laws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the corporation's capital stock having voting power which is held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable proxy.

         2.9 REQUIRED VOTE. When a quorum is present at any meeting of stockholders, the vote (which need not be by ballot


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except in the case of election of directors) of a majority of the stock having voting power, present in person or represented by proxy, shall be necessary for the transaction of any business properly brought before such meeting, unless the proposed action is one upon which, by express provision of statutes or of the certificate of incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, candidates for election as members of the board of directors who receive the highest number of votes, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast shall not be a prerequisite to the election of any candidate to the board of directors.

         2.10 ACTION WITHOUT A MEETING. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the


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corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who shall not have consented in writing.

3.  DIRECTORS.

         3.1 POWERS. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         3.2 NUMBER. The number of directors which shall constitute the whole board shall be one. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3 hereof, and shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Directors need not be stockholders.

         3.3 VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual election of directors and until his


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successor is elected and qualified, or until his earlier resignation or removal.
If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at any time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the then outstanding shares having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office, in accordance with the General Corporation Law of the State of Delaware. In the event that one or more directors resign(s) from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next annual election and until his successor is elected and qualified or until his earlier resignation or removal.



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         3.4  PLACE OF MEETINGS.  The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         3.5 FIRST MEETING OF EACH BOARD. The first meeting of each newly elected board of directors shall be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver of notice signed by all of the directors.

         3.6 REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

         3.7 SPECIAL MEETINGS. Special meetings of the board may be called by the president on at least five (5) business days' notice to each director, either personally or by telephone, by mail or by telegram; PROVIDED than in the case of special meetings conducted by conference telephone or other similar communications devices, the corporation need only give actual notice to each director prior to such meetings.

         3.8 QUORUM AT MEETINGS. At all meetings of the board, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business. The vote of


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a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, expect as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting to another time and place, without notice other than the announcement at the meeting of such other time and place.

         3.9 TELEPHONE MEETINGS. Members of the board of directors or any committee designated by the board may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         3.10 ACTION WITHOUT MEETING. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.


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         3.11 COMMITTEES OF DIRECTORS.  The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not he or they constitute a quorum, may, be unanimous vote, appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger of consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a


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dissolution of the corporation or a revocation of a dissolution, or amending the
By-Laws of the corporation; and, unless otherwise expressly provided in the resolution, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors, when required.

         3.12 COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for attending committee meetings.

4.  NOTICES OF MEETINGS.


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         4.1  NOTICE PROCEDURE.  Whenever, whether under the provisions of any statute or of the certificate of incorporation or of these By-Laws, notice is required to be given to any director or stockholder, such requirement shall not be construed to require the giving of personal notice. Such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with first class postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

         4.2 WAIVERS OF NOTICE. Whenever the giving of any notice is required by statute, the certificate of incorporation or these By-Laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders,


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directors of members of a committee of directors need by specified in any written waiver of notice, unless so required by the certificate of incorporation, by statute or by these By-Laws.

5.  OFFICERS.

         5.1 POSITIONS. The officers of the corporation shall be president, a secretary and a treasurer, and such other officers as the board of directors may appoint, including a chairman of the board, and one or more vice presidents, assistant secretaries and assistant treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any number of officers may be held by the same person, unless the certificate of incorporation provides otherwise.

         5.2 APPOINTMENT. The officers of the corporation shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders.

         5.3 COMPENSATION. The compensation of all officers and agents of the corporation shall be fixed by the board of directors.

         5.4 TERM OF OFFICE. The officers of the corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any


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officer elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

         5.5 FIDELITY BONDS. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

         5.6 PRESIDENT. The president shall be the chief executive officer of the corporation, shall be ex officio a member of all standing committees, shall have general and active management of the business of the corporation, shall be responsible for making sure that all orders and resolutions of the board of directors are carried into effect, and, unless otherwise provided by the board of directors, shall preside at all meetings of the stockholders and the board of directors. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the board of directors to some other officers or agent of the corporation.


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         5.7  VICE PRESIDENT.  In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         5.8 CHAIRMAN OF THE BOARD. If the directors shall appoint a chairman of the board, he shall, when present, preside at all meetings of the board of directors and shall perform such other duties and have such other powers as may be vested in him by the board of directors.

         5.9 SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders, and shall record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform


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such other duties as may be prescribed by the board of directors or by the president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. The secretary may also attest all instruments signed by the chairman of the board, the president or any vice president.

         5.10 ASSISTANT SECRETARY. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         5.11 TREASURER.

              5.11.1 DUTIES. The treasurer shall have the custody of the corporate funds and securities and shall keep full


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and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president, and to the board of directors at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

              5.11.2 BOND. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind, in his possession or under his control and belonging to the corporation.

         5.12 ASSISTANT TREASURER. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (of if there shall


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have been no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

6.  CAPITAL STOCK.

         6.1 CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman or vice chairman of the board of directors or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. Any or all the signature son the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         6.2 LOST CERTIFICATES. Upon receipt of evidence reasonably satisfactory to the corporation of the ownership and


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the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of its capital stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the corporation, or, in the case of any such mutilation, upon surrender of such certificate, the corporation will execute and deliver in lieu of such certificate a new certificate of like kind, representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         6.3 REGISTRATION OF TRANSFER. The corporation will keep at its principal office (or such other place as the corporation reasonably designates) a register for the registration of shares of its capital stock. Upon the surrender of any certificate representing shares of any class of its capital stock at such place, the corporation will, at the request of registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefore representing in the aggregate the number of shares of such class represented by the surrendered certificate and the corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by


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the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the corporation in connection with such issuance.

         6.4 FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the board of directors may fix a new record date for the adjourned meeting.

         6.5 REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered


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on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

         7. INDEMNIFICATION. To the fullest extent permitted by the General Corporation Law of the State of Delaware, the corporation shall indemnify any current or former director or officer of the corporation and may, at the discretion of the board of directors, indemnify any current or former employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, brought by or in the right of the corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the corporation or by reason of the fact that he is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.


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8.  GENERAL PROVISIONS.

         8.1 DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation and the laws of the State of Delaware, may be declared by the board of directors at any regular or special meeting. Subject to the provisions of the General Corporation Law of the State of Delaware, such dividends may be paid either out of surplus, as defined in the General Corporation Law of the State of Delaware, or in the event that there shall be no such surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock, subject to the provisions of the certificate of incorporation.

         8.2 RESERVES. The directors of the corporation may set apart, out of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

         8.3 CONTRACTS AND OTHER INSTRUMENTS. Contracts and other written documents of the corporation shall be executed as the board of directors may from time to time direct. When the execution of any contract or other written instrument of the corporation has been authorized by the board of directors without specification of the executing officers, any officer may execute the same in the name and on behalf of the corporation and the secretary or any assistant secretary may affix the corporate seal thereto.

         8.4 LOANS; EXECUTION OF INSTRUMENTS. No loans shall be contracted for by or on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. The funds of the corporation shall be deposited to its credit in such financial institutions as the board of directors may, from time to time, direct, and monies so deposited shall only be drawn out for the purposes of the corporation as determined by the board. All checks and demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         8.5 VOTING OF SECURITIES. All securities which the corporation owns or is otherwise entitled to vote may be voted by the chairman of the board or, in the event that there is no chairman, or in the event of his absence or inability or refusal to act, by the president, except as and to the extent that such voting authority shall been vested in a different officer or agent of the corporation by the board of directors.


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         8.6  FISCAL YEAR.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         8.7 SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

9.  AMENDMENTS.

         These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the board of directors. The foregoing By-Laws were adopted by the board of directors on September 28, 1984.


                             /s/
                             ------------------------------
                             Secretary







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